Exhibit 1.1

EXECUTION VERSION

CLOUD PEAK ENERGY RESOURCES LLC

CLOUD PEAK ENERGY FINANCE CORP.

$200,000,000 6.375% SENIOR NOTES DUE 2024

UNDERWRITING AGREEMENT

February 27, 2014

February 27, 2014

Goldman, Sachs & Co.,

As Representative of the Underwriters
200 West Street
New York, New York 10282-2198

Ladies and Gentlemen:

Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”), and Cloud Peak Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), propose to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $200,000,000 principal amount of their 6.375% Senior Notes due 2024 (the “Notes”), to be issued under an indenture, to be dated as of the Closing Date (as defined in Section 4) (the “Base Indenture”), among the Issuers, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by the first supplemental indenture to be dated as of the Closing Date (the “First Supplemental Indenture” and the Base Indenture, as so amended, the “Indenture”), among the Issuers, the Guarantors and the Trustee.  The payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally, by Cloud Peak Energy Inc. (the “Parent”) and each of the Company’s subsidiaries named on Schedule II hereto (collectively with the Parent, the “Guarantors”).  The Notes and the Guarantees are collectively referred to herein as the “Securities.”

Cloud Peak Energy Inc., the Issuers and the Guarantors have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, (Registration Number 333-177222), as amended, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by one or more of the registrants.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated October 7, 2011 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Issuers to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.”  The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Issuers to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” means the documents listed on Schedule IV hereto and “Time of Sale Prospectus” means the documents listed on Schedule III hereto.  As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.  The term “Time of Sale” means the time when sales of the Securities are first made.

1.                                      Representations and Warranties.  As of the Time of Sale, each of the Issuers and the Guarantors represent and warrant to and agree with each of the Underwriters:

(a)                                 The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.  If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Issuers are well-known seasoned issuers (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Issuers have not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)                                 Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the Rules and Regulations (as defined below).   (i) As of the latest effective date, the Registration Statement did not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations (the “Rules and Regulations”) of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Issuers, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each “road show,” (that is a free writing prospectus under Rule 433 of the Rules and Regulations) if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with Underwriter Information (as defined below) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

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(c)                                  As of the Time of Sale and on the Closing Date, neither Issuer is an “ineligible issuer” (as defined in Rule 405) in connection with a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations).  Any free writing prospectus that the Issuers are required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations.  Each free writing prospectus that the Issuers have filed, or are required to file, pursuant to Rule 433(d) of the Rules and Regulations or that was prepared by or on behalf of or used or referred to by the Issuers complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations.  Except for the free writing prospectuses, if any, identified in Schedule IV hereto, and electronic road shows, if any, each furnished to you before first use, the Issuers have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)                                 Each of the Parent, the Company and Finance Corp. has been duly incorporated or formed, as applicable, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its formation, has the corporate or limited liability company, as applicable, power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Issuers and the Guarantors taken as a whole (“Material Adverse Effect”).

(e)                                  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or formed, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate or limited liability company power and authority to own its properties and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding equity interests of each Subsidiary of the Parent have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent required to be by laws of its jurisdiction of organization) and are owned directly by the Parent or through Subsidiaries, free and clear of all liens, encumbrances and defects, except where the existence of such liens, encumbrances or defects would not have a Material Adverse Effect and except for such liens, encumbrances or defects arising under the Company’s existing senior notes and revolving credit facility. For the avoidance of doubt, Decker Coal Company shall not be considered a “Subsidiary” of the Company for the purposes of this Agreement.

(f)                                   This Agreement has been duly authorized, executed and delivered by the Issuers and the Guarantors.

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(g)                                  The Indenture has been duly qualified under the Trust Indenture Act, each of the Base Indenture and the First Supplemental Indenture has been duly authorized and, on the Closing Date, will have been duly executed and delivered by the Issuers and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture will be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h)                                 The Securities have been duly authorized and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuers and the Guarantors, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(i)                                     Each of this Agreement, the Indenture and the Securities conforms or will conform, as the case may be, in all material respects to the descriptions thereof contained in the Prospectus and the Time of Sale Prospectus.

(j)                                    The execution and delivery by the Issuers and the Guarantors of, and the performance by the Issuers and the Guarantors of their respective obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws (or similar organization documents) of the Company, the Co-Issuer or any of the Guarantors or any agreement or other instrument binding upon the Company, the Co-Issuer or any of the Guarantors that is material to the Issuers and the Guarantors, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuers or any Guarantor, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuers and the Guarantors of their obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(k)                                 There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuers and the Guarantors, taken as a whole, or on the ability of the Issuers and the Guarantors to perform their respective obligations under, this Agreement, the Indenture and the Securities, in each case from that set forth in the Time of Sale Prospectus.

(l)                                     Except as disclosed in the Time of Sale Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, the Co-Issuer, the Guarantors or any of their respective properties that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company, the Co-Issuer or the Guarantors to perform their respective obligations under this Agreement; and no such actions, suits or proceedings (including

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any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the Company’s, the Co-Issuer’s or the Guarantors’ knowledge, threatened.

(m)                             Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable Rules and Regulations of the Commission thereunder.

(n)                                 None of the Issuers or the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)                                 Except as disclosed in the Time of Sale Prospectus, each of the Issuers and the Guarantors and their respective operations and properties (i) are in compliance with, and not subject to any known liabilities under, any and all applicable foreign, federal, state and local laws, rules, regulations, statutes, ordinances, codes, policies, injunctions, rule of common law or any judicial or administrative tribunal interpretation thereof, relating to the protection of human health and safety or the Environment, including, without limitation, laws relating to the Release or threat of Release of Hazardous Materials (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect, (iv) there are no pending, or to the knowledge of the Issuers and the Guarantors, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings pursuant to any Environmental Law relating to the Company, the Co-Issuer or the Guarantors or any of their respective properties or operations except for any of the foregoing that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (v) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect and (vi) there are no actions by the Issuers or the Guarantors, or conditions or occurrences on or associated with its operations or properties, including, without limitation, the Release or threatened Release of any Hazardous Materials, that could be reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company, the Co-Issuer or any of the Guarantors except for any such violation or liability that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

For purposes of this subsection (o), “Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna. “Hazardous Materials” shall mean all substances, wastes, pollutants or contaminants, materials, constituents, chemicals or compounds in any

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form regulated under any Environmental Law, including but not limited to, petroleum or petroleum by-products, asbestos or asbestos containing materials, polychlorinated biphenyls or coal residues.  “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharge, injecting, escaping, leaching, dumping, disposing, depositing or migration into the Environment, or into, from or through any building or structure.

(p)                                 None of the Parent or any of its subsidiaries nor, to the knowledge of the Issuers and the Guarantors, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Parent or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.  The Parent and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(q)                                 The operations of the Parent and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of jurisdictions where the Parent and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Parent or any its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuers and the Guarantors, threatened.

(r)                                    None of the Parent or any its subsidiaries or, to the knowledge of the Issuers and the Guarantors, any director, officer, agent, employee or affiliate of the Parent or any its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”), and the Issuers will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or is in Cuba, Iran, Libya, North Korea, Sudan, Syria (each, a “Sanctioned Country”) or in any other country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Issuers and their subsidiaries have not

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knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(s)                                   The Company, the Co-Issuer and each of the Guarantors have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Issuers or any of the Guarantors which has had (nor does the Company, the Co-Issuer nor any of the Guarantors have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company, the Co-Issuer or the Guarantors and which could reasonably be expected to have) a Material Adverse Effect.

(t)                                    The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the preliminary prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(u)                                 Except as disclosed in the Time of Sale Prospectus and except for such liens or encumbrances arising in connection with the Company’s revolving credit facility or that are considered Permitted Liens (as defined in the revolving credit facility), (i) each of the Company, the Co-Issuer and the Guarantors, has all the right, title and interest in leases or subleases under which such Company, Co-Issuer or Guarantor is the lessee (including without limitation, material coal leases) or good and valid title to the real properties and the facilities, buildings, structures, improvements, fixtures and tangible personal properties located thereon, that are necessary for the operation of the Company’s business as conducted as of the date hereof as described in the Time of Sale Prospectus, in each case free from liens, charges, encumbrances and defects that would, individually or in the aggregate, have a Material Adverse Effect and, except as disclosed in the Time of Sale Prospectus, the Issuers and the Guarantors hold any leased real or personal property under valid and enforceable leases, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, with no terms or provisions that would, individually or in the aggregate, have a Material Adverse Effect.

(v)                                 PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Time of Sale Prospectus,

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are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations.

(w)                               No labor dispute with the employees of the Company, the Co-Issuer nor any Guarantor exists or, to the Issuers’ and the Guarantors’ knowledge, is imminent, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus.

(x)                                 (i) The Issuers and the Guarantors are insured by insurers against such losses and risks and in such amounts as the Company reasonably considers adequate for the business in which they are engaged; (ii) all policies of insurance insuring the Company, the Co-Issuer or any of the Guarantors or their respective businesses, assets, employees, officers and directors which the Company believes are appropriate and are in full force and effect and (iii) to the Issuers’ and the Guarantors’ knowledge, the Issuers and the Guarantors are in compliance with the terms of such policies and instruments in all respects except in the case of each of (i), (ii) and (iii), where such failure would not reasonably be expected to have a Material Adverse Effect.

(y)                                 Neither the Company, the Co-Issuer nor any Guarantor is currently prohibited, directly or indirectly, from paying any dividends or making any other distribution on any class of their capital stock, from repaying to the Company any loans or advances to the Co-Issuer or any Guarantor from the Company or from transferring any of the Co-Issuer’s or any Guarantor’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Time of Sale Prospectus, the Prospectus or the Company’s revolving credit facility.

(z)                                  The Issuers and the Guarantors possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company, the Co-Issuer nor any Guarantor has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus.

(aa)                          The Company and its officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(bb)                          The Company maintains internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed by, or under the supervision of, its principal executive and principal financial officer, or persons performing similar functions, and effected by the Company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded

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as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements and (iv) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc)                            The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The management of the Company, with the participation of its principal executive officer and principal financial officer, or persons performing similar functions, has evaluated the effectiveness of the Company’s disclosure controls and procedures as required by Rule 13a-15(b) of the Exchange Act.  There are no significant deficiencies or material weaknesses in the design or operation of internal controls.

(dd)                          The Issuers have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(ee)                            The Company, the Co-Issuer and the Guarantors and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, the Co-Issuer and the Guarantors or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company, the Co-Issuer and the Guarantors, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company, the Co-Issuer or any of the Guarantors is a member.  To the Issuers’ and the Guarantors’ knowledge, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Co-Issuer or the Guarantors or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company, the Co-Issuer or the Guarantors or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any material “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, the Co-Issuer or the Guarantors nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code or Section 4062(e) of ERISA.  Each “employee benefit plan” established or maintained by the

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Company, the Co-Issuer or the Guarantors or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ff)                              The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg)                            The estimates of proven and probable coal reserves and non-reserve coal deposits, along with the particular characteristics of such coal reserves and coal deposits, of the Parent and its subsidiaries included in the Disclosure Package as of the Time of Sale and the Prospectus as of its date and the Closing Date (the “Coal Reserve Information”), represent reasonable estimates of such information in all material respects, based upon reasonable assumptions in all material respects, as of the respective dates indicated. The Coal Reserve Information has been calculated in accordance with standard mining engineering procedures used in the coal industry and applicable reporting requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, as applicable.

2.                                      Agreements to Sell and Purchase.  Upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, the Issuers hereby agree to issue and sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers the respective principal amounts of Securities set forth in Schedule I hereto opposite its name at a purchase price equal to 98.06% of the aggregate principal amount thereof. The Issuers shall not be obligated to deliver any of the Securities to be delivered hereunder, except upon payment for all of the Securities to be purchased as provided herein.

3.                                      Public Offering.  The Issuers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been executed as in your judgment is advisable.  The Issuers are further advised by you that the Securities are to be offered to the public upon the terms and conditions set forth in the Prospectus.

4.                                      Payment and Delivery.  Payment for the Securities shall be made to the Issuers in Federal or other funds immediately available in New York City at 9:00 A.M. Eastern time, on March 11, 2014 at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, or at such other time on the same or such other date as the Representative and the Issuers determine.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery of the Notes to you on the Closing Date, through the facilities of The Depository Trust Company (“DTC”), for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the issue of the Securities to the Underwriters duly paid. At the closing, the Issuers shall deliver the Notes to the Trustee, as custodian for DTC, in the form of one or more global certificates, each registered in the name of Cede & Co., as nominee for DTC.

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5.                                      Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject, in their discretion, to the condition that the representations and warranties of the Issuers and the Guarantors contained in Section 1 of this Agreement are, at the date hereof and as of the Closing Date, true and correct, the condition that the Issuers and the Guarantors shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                                     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Issuers or any of the Guarantors by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)                                  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Parent and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                  The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Issuers and each of the Guarantors, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Issuers and the Guarantors contained in Section 1 of this Agreement are true and correct as of the Closing Date and that the Issuers and the Guarantors have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

(c)                                   The Underwriters shall have received on the Closing Date (i) an opinion of Vinson & Elkins L.L.P., outside counsel for the Issuers and the Guarantors, dated the Closing Date, in substantially the form attached hereto as Exhibit A and (ii) an opinion of Davis Wright Tremaine LLP, outside counsel for the Oregon Guarantors, dated the Closing Date, in substantially the form attached hereto as Exhibit B.

(d)                                  The Underwriters shall have received on the Closing Date an opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the Closing Date, covering such matters as the Representative may reasonably request.

(e)                                   The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants of the Company, containing statements and information of the type ordinarily

11

included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than 3 days prior to the Closing Date.

(f)                                    The Issuers and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Underwriters, and the Underwriters shall have received executed copies thereof and provide such other documents and certificates as the Underwriters may reasonably request.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Issuers at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party, except that Sections 6(a)(ix), 7 and 10 hereof shall at all time be effective and shall survive termination.

6.                                      Covenants of the Issuers, the Guarantors and the Underwriters.

(a)                                  The Issuers and the Guarantors, jointly and severally, covenant with each Underwriter as follows:

(i)                                     To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(ii)                                  Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(iii)                               To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Issuers and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(iv)                              Not to take any action that would result in an Underwriter or the Issuers being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder without the prior written consent of the Underwriter.

(v)                                 If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary

12

to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(vi)                              If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Issuers) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(vii)                           To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that no Issuer shall be required to qualify as a foreign corporation, to take any action that would subject it to the service of process (except service of process with respect to the offering of the Securities).

(viii)                        To make generally available to the Issuers’ security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations.

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(ix)                              Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the Issuers’ counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Issuers and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the issuance, sale and delivery of the Securities to the Underwriters, including any transfer taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by the rating agencies for the rating of the Securities, (v) the cost of the preparation, issuance and delivery of the Securities, (vi) the costs and charges of any trustee, transfer agent, registrar or depositary, (vii) the costs and expenses of the Issuers relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Issuers, travel and lodging expenses of the representatives and officers of the Issuers and any such consultants, and the cost of any aircraft chartered in connection with the road show (provided that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters and the Underwriters shall bear their own hotel room and other road show travel expenses), (ix) the document production charges and expenses associated with printing this Agreement (but not, however, legal fees and expenses of counsel to the Underwriters incurred in connection with any of the foregoing, except under the circumstances contemplated by Section 10 of this Agreement) and (x) all other costs and expenses incident to the performance of the obligations of the Issuers hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution,” and Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make and

14

all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority (“FINRA”).

(x)                                 During the period beginning on the date hereof and continuing to and including the 60th day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Issuers or warrants to purchase or otherwise acquire debt securities of the Issuers substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Representative with the authorization to release this lock-up on behalf of the Underwriters).

(xi)                              To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representative and attached as Schedule V, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(b)                                  Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Issuers (any such issuer information with respect to whose use the Issuers have given their consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Issuers with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7.                                      Indemnity and Contribution.  (a) The Issuers and the Guarantors will jointly and severally indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Base Prospectus as of any time, the preliminary prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or

15

commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuers and the Guarantors by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)                                                  Each Underwriter will severally and not jointly indemnify and hold harmless the Issuers and the Guarantors, their respective directors and each of its officers who signs a Registration Statement, and each person, if any, who controls the Company, the Co-Issuer or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Base Prospectus as of any time, the preliminary prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company, the Co-Issuer or any Guarantor by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the names of the Underwriters and the statements set forth in the second sentence of the third paragraph, fourth paragraph and fifth paragraph under the heading “Underwriting” in the Time of Sale Prospectus constitute the only information (the “Underwriter Information”) furnished by the Underwriters to the Issuers for the purposes of this Agreement.

(c)                                   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying

16

party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above although applicable in accordance with its terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue

17

statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.   The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Issuers and the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

(e)                                   The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Issuers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Issuers, the Guarantors, their officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

8.                                      Termination.  The Underwriters may terminate this Agreement by notice given by you to the Issuers, if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Issuers or the Guarantors shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

9.                                      Effectiveness; Defaulting Underwriters.

(a)                                 This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b)                                 If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Issuers that you have so arranged for the purchase of such Securities, or the Issuers notify you that they have so arranged for the purchase of such Securities, you or the Issuers shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby

18

be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Issuers agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (b) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Underwriter to purchase the principal amount of shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(d)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (b) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in subsection (c) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Issuers, except for the expenses to be borne by the Issuers and the Underwriters as provided in Section 6(a)(ix) hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.                               Reimbursement of the Expenses of the Underwriters.  If this Agreement shall be terminated by the Underwriters pursuant to Section 8 or because of any failure or refusal on the part of the Issuers and the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuers and the Guarantors shall be unable to perform their obligations under this Agreement, the Issuers and the Guarantors will reimburse the Underwriters, severally, upon demand for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Issuers shall not be obligated to reimburse any Underwriter on account of those expenses.

11.                               No Fiduciary Duty.  The Issuers and the Guarantors acknowledge that in connection with the offering of the Securities:  (a) the Underwriters have acted at arms-length, are not agents of, and owe no fiduciary duties to, the Issuers or any other person, (b) the Underwriters owe the Issuers and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriters may have interests that differ from those of the Issuers and the Guarantors.  The Issuers and the Guarantors waive to the full extent permitted by applicable law any claims they

19

may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.                               Applicable Law; Waiver of Jury Trial.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York.  The Issuers agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York that does have subject matter jurisdiction, and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.  The Issuers, the Guarantors and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.                               Headings; Definitions.

(a)                                 The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

(b)                                 As used herein, the term “subsidiary” shall mean any corporation, limited liability company, partnership or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the Parent and/or one or more of its subsidiaries.

15.                               Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Issuers shall be delivered, mailed or sent to the address of the Company set forth in the Registration Statement, Attention: Bryan Pechersky, Senior Vice President, General Counsel and Corporate Secretary (Fax: 720-566-3095).   Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

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Very truly yours,

CLOUD PEAK ENERGY RESOURCES LLC

By:	/s/ Bryan Pechersky
	Name:	Bryan Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

CLOUD PEAK ENERGY FINANCE CORP.

By:	/s/ Bryan Pechersky
	Name:	Bryan Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

CLOUD PEAK ENERGY INC.

By:	/s/ Bryan Pechersky
	Name:	Bryan Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

SIGNATURE PAGE TO

UNDERWRITING AGREEMENT

ANTELOPE COAL LLC
CABALLO ROJO LLC
CABALLO ROJO HOLDINGS LLC
CLOUD PEAK ENERGY SERVICES COMPANY
CLOUD PEAK ENERGY LOGISTICS LLC
CORDERO MINING LLC
CORDERO MINING HOLDINGS LLC
CORDERO OIL AND GAS LLC
KENNECOTT COAL SALES LLC
NERCO LLC
NERCO COAL LLC
NERCO COAL SALES LLC
PROSPECT LAND AND DEVELOPMENT LLC
RESOURCE DEVELOPMENT LLC
SEQUATCHIE VALLEY COAL CORPORATION
SPRING CREEK COAL LLC
WESTERN MINERALS LLC
ARROWHEAD I LLC
ARROWHEAD II LLC
ARROWHEAD III LLC
YOUNGS CREEK HOLDINGS I LLC
YOUNGS CREEK HOLDINGS II LLC
YOUNGS CREEK MINING COMPANY, LLC
BIG METAL COAL CO. LLC

By:	/s/ Bryan Pechersky
Name:	Bryan Pechersky
Title:	Senior Vice President, General Counsel and Corporate Secretary

SIGNATURE PAGE TO

UNDERWRITING AGREEMENT

Accepted as of the date hereof

GOLDMAN, SACHS & Co.

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto.

By:	Goldman, Sachs & Co.

By:	/s/Michael Hickey
	Name:	Michael Hickey
	Title:	Managing Director

SIGNATURE PAGE TO

UNDERWRITING AGREEMENT

SCHEDULE I

Underwriter	Principal Amount of Securities To Be Purchased

Goldman, Sachs & Co.	$39,160,000
RBC Capital Markets, LLC	$23,720,000
J.P. Morgan Securities LLC	$23,720,000
Credit Suisse Securities (USA) LLC	$23,720,000
Deutsche Bank Securities Inc.	$23,720,000
Credit Agricole Securities (USA) Inc.	$20,620,000
Wells Fargo Securities, LLC	$20,620,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$6,180,000
Comerica Securities, Inc.	$6,180,000
PNC Capital Markets LLC	$6,180,000
Stifel, Nicolaus & Company, Incorporated	$6,180,000

Total	$200,000,000

I-1

SCHEDULE II

Guarantors

ANTELOPE COAL LLC

CABALLO ROJO LLC

CABALLO ROJO HOLDINGS LLC

CLOUD PEAK ENERGY SERVICES COMPANY

CLOUD PEAK ENERGY LOGISTICS LLC

CORDERO MINING LLC

CORDERO MINING HOLDINGS LLC

CORDERO OIL AND GAS LLC

KENNECOTT COAL SALES LLC

NERCO LLC

NERCO COAL LLC

NERCO COAL SALES LLC

PROSPECT LAND AND DEVELOPMENT LLC

RESOURCE DEVELOPMENT LLC

SEQUATCHIE VALLEY COAL CORPORATION

SPRING CREEK COAL LLC

WESTERN MINERALS LLC

ARROWHEAD I LLC

ARROWHEAD II LLC

ARROWHEAD III LLC

YOUNGS CREEK HOLDINGS I LLC

YOUNGS CREEK HOLDINGS II LLC

YOUNGS CREEK MINING COMPANY, LLC

BIG METAL COAL CO. LLC

II-1

SCHEDULE III

TIME OF SALE PROSPECTUS

1.  Prospectus dated October 7, 2011, relating to the Shelf Securities

2.  The preliminary prospectus supplement dated February 25, 2014 relating to the Securities

3.  The free writing prospectus containing a description of terms filed by the Company under Rule 433(d) of the Securities Act on February 27, 2014

III-1

SCHEDULE IV

FREE WRITING PROSPECTUSES

The free writing prospectus containing a description of terms filed by the Company under Rule 433(d) of the Securities Act on February 27, 2014

IV-1

SCHEDULE V

TERM SHEET

Pricing Term Sheet	Issuer Free Writing Prospectus
Dated February 27, 2014	Filed Pursuant to Rule 433
Registration Statement No. 333-177222
Supplementing the Preliminary
Prospectus Supplement dated February 25, 2014
(To Prospectus dated October 7, 2011)

CLOUD PEAK ENERGY RESOURCES LLC

CLOUD PEAK ENERGY FINANCE CORP.

6.375% Senior Notes due 2024

The information in this pricing term sheet relates to Cloud Peak Energy Resources LLC (the “Company”) and Cloud Peak Energy Finance Corp.’s (the “Co-Issuer”) offering (the “Offering”) of their 6.375% Senior Notes due 2024 (the “Notes”) and should be read together with the preliminary prospectus supplement dated February 25, 2014 relating to the Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the base prospectus dated October 7, 2011, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration Statement No. 333-177222. The information in this pricing term sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.

Aggregate Principal Amount:	$200,000,000

Title of Securities:	6.375% Senior Notes due 2024

Final Maturity Date:	March 15, 2024

Issue Price:	100.0%, plus accrued interest, if any

Coupon:	6.375%

Yield to Maturity:	6.375%

Interest Payment Dates:	March 15 and September 15

Record Dates:	March 1 and September 1

First Interest Payment Date:	September 15, 2014

Gross Proceeds:	$200,000,000

Underwriting Discount:	1.94%

Net Proceeds to the Issuers

before Estimated Expenses:	$196,120,000

Optional Redemption:

Except as described below, the Notes are not redeemable before March 15, 2019. At any time and from time to time on or after March 15, 2019, the Issuers may redeem the Notes, in whole or in part, upon required prior notice, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

	Year	Percentage

	2019	103.188%

	2020	102.125%

	2021	101.063%

	2022 and thereafter	100.000%

At any time prior to March 15, 2019, the Issuers may redeem the Notes, in whole or in part, upon required prior notice, by paying a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Optional Redemption with Equity Proceeds:

At any time and from time to time prior to March 15, 2017, the Issuers may redeem up to 35% of the original aggregate principal amount of the Notes issued under the Indenture (including any additional notes) at a redemption price equal to 106.375% of the principal amount plus accrued and unpaid interest to the redemption date, but in an aggregate principal amount not to exceed the net cash proceeds of one or more Equity Offerings.

Change of Control:	101%

Joint Book-Running Managers:

Goldman, Sachs & Co.

RBC Capital Markets, LLC

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Credit Agricole Securities (USA) Inc.

Wells Fargo Securities, LLC

Senior Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC Comerica Securities, Inc. PNC Capital Markets, LLC Stifel, Nicolaus & Company, Incorporated

Use of Proceeds:

We expect to use the net proceeds from this offering to help fund our pending tender offer and consent solicitation for the 2017 Notes. In the event that our tender offer is not consummated or not all of the net proceeds are used to fund the tender offer and consent solicitation, we expect to use the remaining net proceeds from this offering and cash on hand to redeem any 2017 Notes that remain outstanding.

Trade Date:	February 27, 2014

Settlement Date:

March 11, 2014 (T+8)

Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade before the notes are delivered will be required, because the Notes initially will settle in T+8, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Distribution:	SEC Registered (Registration No. 333-177222)

CUSIP/ISIN Numbers:	CUSIP: 18911X AA5 ISIN: US18911XAA54

The Issuers have filed a registration statement (including the Preliminary Prospectus Supplement, dated February 25, 2014, and an accompanying prospectus, dated October 7, 2011) with the Securities and Exchange Commission, or SEC, for the Offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the accompanying prospectus in that registration statement and other documents the Issuers have filed with the SEC for more complete information about the Issuers and the Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone at (866) 471-2526, or by facsimile at (212) 902-9316 or by emailing prospectus-ny@ny.email.gs.com.

This communication should be read in conjunction with the Preliminary Prospectus Supplement, dated February 25, 2014, and the accompanying prospectus, dated October 7, 2011. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying prospectus. Terms used but not defined herein have the meanings given in the Preliminary Prospectus Supplement.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT A

[FORM OF OPINION OF VINSON & ELKINS LLP]

March 11, 2014

Goldman, Sachs & Co.

RBC Capital Markets, LLC

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Credit Agricole Securities (USA) Inc.

Wells Fargo Securities, LLC

BB&T Capital Markets, a division of BB&T Securities, LLC

Comerica Securities, Inc.

PNC Capital Markets, LLC

Stifel, Nicolaus & Company, Incorporated

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Re:                             Cloud Peak Energy Resources LLC

Cloud Peak Energy Finance Corp.

Ladies and Gentlemen:

This opinion is provided to you pursuant to Section 5(c) of the underwriting agreement dated February 27, 2014 (the “Underwriting Agreement”) among (i) Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”), (ii) Cloud Peak Energy Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers”), (iii) the guarantors named therein (the “Guarantors”) and (iv) Goldman, Sachs & Co., as representative (the “Representative”) of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Issuers have agreed to sell to the Underwriters and the Underwriters have agreed to purchase from the Issuers $200,000,000 in aggregate principal amount of the Issuers’ [      ]% Senior Notes due 2024 (the “Notes”) on the terms specified in or in accordance with the Underwriting Agreement.  The Notes are to be issued under an indenture (the “Base Indenture”), dated as of the Closing Date, among the Issuers, the Guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture, dated as of the Closing Date, among the Issuers, the Guarantors, and the Trustee (the “First Supplemental Indenture” and the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the “Indenture”).  The Notes will be guaranteed on an unsecured senior basis (the “Guarantees”) by each of the Guarantors.  Each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the Underwriting Agreement.

We have acted as counsel for the Issuers and the Guarantors in connection with the proposed purchase by the Underwriters of the Notes.

In rendering the opinions set forth below, we have reviewed the following documents: (i) (A) the Certificate of Formation of the Company and the Certificate of Incorporation of Finance Corp., each as amended to date (collectively, the “Issuer Charters”), and (B) the Third Amended and Restated Limited Liability Company Agreement of the Company and the Bylaws of Finance Corp., each as amended to date (collectively, the “Issuer Bylaws”); (ii) the Underwriting Agreement; (iii) the registration statement on Form S-3 (File No. 333-177222), including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act of 1933 (the “Securities Act”) to be part of the registration statement at the time of its effectiveness (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on October 7, 2011; (iv) Amendment No. 1 to the Registration Statement, filed with the Commission of February 25, 2014; (v) the base prospectus (the “Base Prospectus”) dated October 7, 2011, included in the Registration Statement, including the documents incorporated by reference therein; (vi) the preliminary prospectus supplement (together with the Base Prospectus, the “Preliminary Prospectus”) dated February 25, 2014 and filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, including the documents incorporated by reference therein; (vii) the free writing prospectus (the “FWP”) dated February 27, 2014 filed under the Registration Statement pursuant to Rule 433 under the Securities Act (together with the Preliminary Prospectus, the “Time of Sale Information”); (viii) the final prospectus supplement (together with the Base Prospectus, the “Prospectus”) dated February 27, 2014 and filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act, including the documents incorporated by reference therein; (ix) the Base Indenture; (x) the First Supplemental Indenture; (xi) the global certificate representing the Notes, including the Notation of Guarantee annexed thereto; (xii) the certificate of formation, certificate of incorporation, bylaws and limited liability company agreement, as applicable, of each Guarantor organized or formed under the laws of the state of Delaware (the “Delaware Guarantors”), each as amended to date; (xiii) the corporate or limited liability company records, as applicable, of the Issuers and the Delaware Guarantors, including (A) resolutions duly adopted by the Board of Directors of Cloud Peak Energy Inc., (B) the written consent duly adopted by the sole managing member of the Company, (C) resolutions duly adopted by the Board of Directors of Finance Corp. and (D) written consents by the sole managing member or resolutions by the Board of Directors, as applicable, duly adopted by each of the Delaware Guarantors; (xiv) certificates of public officials and representatives of the Issuers and the Delaware Guarantors; and (xv) statutes and such other certificates and documents as we have deemed relevant for the purposes of such opinions (the documents referred to in clauses (ii), (ix), (x) and (xi) of this paragraph, collectively, the “Transaction Documents”).

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Issuers and the Delaware Guarantors and on the representations and warranties set forth in the Underwriting Agreement.

In rendering the opinions expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the due authorization, execution and delivery by the parties thereto of all documents and instruments examined by us (other than, as to the Issuers and the Delaware Guarantors, the Underwriting Agreement, the Notes, the Base Indenture and the First Supplemental Indenture, as to which we opine below), the authenticity of all documents submitted to us as originals, and the conformity to an authentic original document of all documents submitted to us as copies.  We also assumed that each of the Underwriting Agreement, the Notes, the Base Indenture and the First Supplemental Indenture is the valid and binding agreement of the parties thereto other than the Issuers and the Guarantors and that the laws of any jurisdiction other than the jurisdictions that are the subject of this opinion do not affect the terms of the Underwriting Agreement, the Notes, the Guarantees, the Base Indenture and the First Supplemental Indenture.

Based on the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:

(i)

The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in this opinion on the date specified herein; and, to our knowledge, (A) no order suspending the effectiveness of the Registration Statement has been issued, (B) no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuers and (C) no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuers or in connection with the offering is pending or threatened by the Commission.

(ii)

The Registration Statement, the Preliminary Prospectus, the FWP and the Prospectus (other than the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, and any other financial, accounting and reserve estimates included therein or omitted therefrom, as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act (as defined below).

(iii)	(A) The Company is in good standing as a limited liability company under the laws of the State of Delaware, with limited liability company power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; (B) Finance Corp. is in good standing as a corporation under the laws of the State of Delaware, with corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; (C) each of Antelope Coal LLC, a Delaware limited liability company, Arrowhead I LLC, a Delaware limited liability company, Arrowhead II LLC, a Delaware limited liability company, Arrowhead III LLC, a Delaware limited liability company, Big Metal Coal Co. LLC, a Delaware limited liability company, Caballo Rojo Holdings LLC, a Delaware limited liability company, Caballo Rojo LLC, a Delaware limited liability company, Cordero Mining Holdings LLC, a Delaware limited liability company, Cordero Mining LLC, a Delaware limited liability company, Cordero Oil and Gas LLC, a Delaware limited liability company, NERCO Coal LLC, a Delaware limited liability company, NERCO LLC, a Delaware limited liability company, Spring Creek Coal LLC, a Delaware limited liability company, Youngs Creek Holdings I LLC, a Delaware limited liability company, Youngs Creek Holdings II LLC, a Delaware limited liability company and Youngs Creek Mining Company, LLC, a Delaware limited liability company, is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, with limited liability company power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder; and (D) each of Cloud Peak Energy Inc., a Delaware corporation, and Cloud Peak Energy Services Company, a Delaware corporation, is validly existing and in good standing as a corporation under the laws of the State of Delaware, with corporate power and authority to execute and deliver each of the Transaction Documents to which each is a party and to perform its obligations thereunder.

(iv)

Each of the Base Indenture and the First Supplemental Indenture has been duly authorized, executed and delivered by the Issuers and each of the Delaware Guarantors party thereto, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) and, assuming due authorization, execution and delivery of the Base Indenture and the First Supplemental Indenture by the Trustee and the Guarantors organized or formed under the laws of a state other than Delaware, the Indenture constitutes a valid and legally binding agreement of the Issuers and each of the Guarantors enforceable against the Issuers and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions (as hereinafter defined).

(v)

The Notes have been duly authorized, executed and delivered by the Issuers and, when duly authenticated as provided in the Indenture and paid for as provided in the Underwriting Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to the Enforceability Exceptions (as hereinafter defined); and the Guarantees issued by the Delaware Guarantors have been duly authorized by each of the Delaware Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided in the Underwriting Agreement (and assuming due authorization of the Guarantees and due authorization, execution and delivery of the Indenture by the Guarantors organized or formed under the laws of a state other than Delaware ), the Guarantees will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions (as hereinafter defined).

(vi)	The Underwriting Agreement has been duly authorized, executed and delivered by the Issuers and the Delaware Guarantors.

(vii)	The description of each Transaction Document contained in the Registration Statement, the Time of Sale Information and the Prospectus is accurate in all material respects.

(viii)

The execution, delivery and performance by the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Notes (including the Guarantees) and compliance by the Issuers and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Company’s Credit Agreement dated as of February 21, 2014, the Issuers’ Indenture dated as of November 5, 2009 relating to their outstanding senior notes or the Tax Receivable Agreement, dated as of November 19, 2009, by and between Cloud Peak Energy Inc. and Rio Tinto Energy America Inc. (such documents collectively, the “Applicable Contracts”), (B) result in any violation of the provisions of (i) the Issuer Charters or Issuer Bylaws or (ii) any certificate of formation, certificate of incorporation, articles of organization, bylaws, limited liability company agreement or similar organizational document of the Delaware Guarantors or (C) result in the violation of any Applicable Law (as hereinafter defined) or any judgment, order or regulation known to us of any court or governmental or regulatory authority of the United States, New York State or Delaware applying or interpreting the Delaware General Corporation Law or the Delaware Limited Liability Company Act, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect. With respect to clause (C) above, we express no opinion as to the application of any state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations.

(ix)

No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority of the United States of America, the State of New York or the State of Delaware (applying or interpreting the General Corporation Law or the Limited Liability Company Act of the State of Delaware) is required for the execution, delivery and performance by the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Notes (including the Guarantees) and compliance by the Issuers and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters and any consent, approval, authorization, order, registration or qualification that has been obtained or made.

(x)

The descriptions in the Time of Sale Information and the Prospectus under the heading “Certain United States Federal Income Tax Considerations,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, are accurate in all material respects.

(xi)

Neither Issuer nor any of the Guarantors is, and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xii)

The documents incorporated by reference in the Time of Sale Information and the Prospectus (other than the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, and any other financial, accounting and reserve estimates included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, appear on their face to have complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder.

In rendering the opinion expressed in paragraph (i) above, we have relied solely upon the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml on the date hereof with respect to the absence of issued stop orders or proceedings for that purpose.

In rendering the opinions expressed in paragraph (iii) above concerning “good standing,” we have relied solely on a review of “good standing” certificates provided by the Secretary of State of the State of Delaware.

In rendering the opinion expressed in sub-paragraph (A) of paragraph (viii) above concerning the absence of breach of contract, we have made no examination of, and express no opinion with respect to, any financial, accounting or similar covenant or provision contained in any Applicable Contract.

With respect to the opinions set forth in paragraphs (iv) and (v) above, we express no opinion as to the enforceability of any provisions relating to: (a) any failure to comply with requirements concerning notices, relating to delay or omission to enforce rights or remedies or purporting to waive or affect rights, claims, defenses or other benefits to the extent that any of the same cannot be waived or so affected under applicable law; (b) indemnities or exculpation from liability to the extent prohibited by federal or state laws and the public policies underlying those laws or that might require indemnification for, or exculpation from liability on account of, gross negligence, willful misconduct, unlawful acts, fraud or illegality of an indemnified or exculpated party; (c) requirements that all amendments, waivers and terminations be in writing or the disregard of any course of dealing between the parties; (d) an attempt to confer subject matter jurisdiction in respect of bringing suit, enforcement of judgments or otherwise on any federal court or (e) default interest, liquidated damages and other penalty provisions.  With respect to the opinions set forth in paragraphs (iv) and (v) above, “Enforceability Exceptions” means applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally and equitable principles and implied covenants of good faith and fair dealing relating to enforceability.

The foregoing opinions are limited to matters involving the federal laws of the United States of America to the extent specifically referred to herein, the laws of the State of New York (excluding rules, regulations and ordinances of counties, towns, municipalities and other special political subdivisions of the State of New York), the Delaware General Corporation Law and the Delaware Limited Liability Company Act (collectively, “Applicable Laws”).

We have participated in conferences with representatives of the Issuers and with representatives of their independent accountants and counsel for the Underwriters at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed.  Although we have not undertaken to determine independently, and do not assume responsibility for, or express any opinion regarding, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus (except as expressly provided in paragraphs (vii) and (x) above), based upon the participation described above and subject to the next succeeding sentence, nothing has come to our attention that causes us to believe that (i) the Registration Statement, at the time it became effective (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time it became effective), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, as of the time sales of the Notes were first made on February 27, 2014, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In making the foregoing statement, we do not express any comment or belief with respect to the financial statements and notes and related schedules (and other financial and accounting data derived therefrom), the Form T-1 filed as an exhibit to the Registration Statement, and the reserve estimates included in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus.

This opinion letter is issued as of the date set forth above and we expressly disclaim any obligation to update this letter after the date thereof.

This letter is strictly limited to the opinions and statements expressly set forth herein and is not to be read as applying by implication or otherwise to any other matter.

This opinion letter is delivered at the request of the Issuers to the Underwriters for their benefit in connection with the proposed purchase by the Underwriters of the Notes as described above in this opinion letter and, except as provided herein, may not be furnished to or relied upon by any other person or for any other purpose without our prior written consent.  The Trustee may rely upon the opinions expressed in paragraphs (iv) and (v) above as if this opinion were addressed to it.

Very truly yours,

EXHIBIT B

[FORM OF OPINION OF LOCAL COUNSEL]

To:                             Goldman, Sachs & Co.
RBC Capital Markets, LLC
J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Credit Agricole Securities (USA) Inc.
Wells Fargo Securities, LLC
BB&T Capital Markets, a division of BB&T Securities, LLC
Comerica Securities, Inc.
PNC Capital Markets, LLC
Stifel, Nicolaus & Company, Incorporated

c/o Goldman, Sachs & Co.
1585 Broadway
New York, New York

Ladies and Gentlemen:

We have acted as special Oregon counsel to Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”), Cloud Peak Energy Logistics LLC, an Oregon limited liability company (“Logistics”), Kennecott Coal Sales LLC, an Oregon limited liability company (“Kennecott”), Prospect Land and Development LLC, an Oregon limited liability company (“Prospect”), and Western Minerals LLC, an Oregon limited liability company (“Western”) in connection with the issuance by the Company and Cloud Peak Energy Finance Corp., a Delaware corporation (collectively with the Company, the “Issuer”) of $[200,000,000] principal amount of their [      ]% Senior Notes due 2024 (the “Notes”).  The payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantee”) by Cloud Peak Energy, Inc., a Delaware corporation (“Parent”) and certain subsidiaries of the Company, including the Oregon Guarantors.  The Notes are being issued and sold to certain underwriters (the “Underwriters”) pursuant to an Underwriting Agreement dated as of February •, 2014 (the “Underwriting Agreement”), among the Issuer, Parent, the Guarantors and Goldman, Sachs & Co., as representative of the Underwriters.  This opinion is being given at the request of the Company pursuant to Section 5(c) of the Underwriting Agreement.  Capitalized terms used but not defined in this opinion letter have the meanings given in the Underwriting Agreement.  Logistics, Kennecott, Prospect and Western are each referred to herein individually as an “Oregon Guarantor” and collectively as the “Oregon Guarantors.”

The law covered by the opinions expressed herein is limited to the laws of the State of Oregon.

This opinion letter is to be interpreted in accordance with customary practice as to the matters addressed, the meaning of the language used and the scope and nature of the work we have performed.

I.                                        DOCUMENTS AND MATTERS EXAMINED

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and statements of government officials, officers and other representatives of the persons referred to therein, and such other documents as we have deemed relevant or necessary as the basis for the opinions herein expressed, including the following:

The Indenture dated as of March •, 2014 (the “Indenture”), among the Issuer, Parent, the other Guarantors named therein, and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The First Supplemental Indenture dated as of March •, 2014 (the “First Supplement”), among the Issuer, Parent, the other Guarantors named therein, and the Trustee.

The Notation of Guarantee dated as of March •, 2014 (the “Guarantee”), among the Parent, the other Guarantors named therein, and the Trustee.

The Underwriting Agreement.

The Indenture, the First Supplement, the Guarantee and the Underwriting Agreement are referred to herein as the “Note Documents.”

ASSUMPTIONS

Whenever a statement herein is qualified by the phrase “to our knowledge,” or by any other similar phrase, or where it is noted that nothing has been brought to our attention, it means that the opinion stated is based solely on the conscious awareness of information by one or more of the following persons as to the matters being opined on:  (i) the attorney who signs this opinion letter and (ii) the attorneys at our firm who have been actively involved in reviewing the Note Documents, or preparing this opinion letter, in each case, after due inquiry with other attorneys at our firm who devoted substantive attention to the representation of the Oregon Guarantors.  We have not undertaken any investigation to determine the accuracy of the matters covered by any such statement and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation.  No inference as to our knowledge of any matters bearing on the accuracy of the facts underlying any such statement should be drawn from the fact of our representation of the Company.

II.                                   OPINIONS

Based on the foregoing examinations and assumptions and subject to the qualifications and exclusions stated below, we are of the opinion that:

Each of the Oregon Guarantors is duly organized and validly existing under Oregon law.

Each of the Oregon Guarantors has limited liability company power and authority to enter into, and to perform its obligations under, each of the Note Documents.  To our knowledge,

each of the Oregon Guarantors has all limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

Each of the Oregon Guarantors has authorized, by all necessary limited liability company action on the part of such Oregon Guarantor, the execution and delivery of, and the performance of the transactions contemplated by, each of the Note Documents, including without limitation the Guarantee, and the Oregon Guarantors have executed and delivered each of the Note Documents.

The execution and delivery by the Oregon Guarantors of, and the performance by the Oregon Guarantors of the transactions contemplated by, each of the Note Documents do not violate any of the Oregon Guarantors’ articles of organization or operating agreements.

The execution and delivery by the Oregon Guarantors of, and the performance by the Oregon Guarantors of the transactions contemplated by, each of the Note Documents are not prohibited by, nor do they subject any of the Oregon Guarantors to the imposition of a fine, penalty or other similar sanction for a violation under, any applicable statutes or regulations.

No approval, authorization or other action by, or filing with, any governmental authority is required in connection with the execution and delivery by the Oregon Guarantors of the Note Documents or the consummation by the Oregon Guarantors of the transactions contemplated thereby.

III.                              QUALIFICATIONS

The opinions set forth herein are subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally, and the effect of general principles of equity, whether applied by a court of law or equity.

IV.                               EXCLUSIONS

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter.

We hereby consent to the incorporation of this opinion by reference into the registration statement on Form S-3 (Registration Number 333-177222) filed with the Securities and Exchange Commission relating to the Notes.  Except as otherwise set forth in this paragraph, this opinion letter is rendered only to you and your counsel and is solely for your benefit and the benefit of your counsel in connection with the transactions contemplated by the Note Documents, and this opinion letter may not be used or relied on for any other purpose or by any other person without our prior written consent.

Very truly yours,